EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Nexsan Corporation:

        We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP
Los Angeles, California
April 2, 2010